Exhibit 10.6
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF PERFORMANCE SHARES
The Participant has been granted an award of Performance Shares (the “Award”) pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”) and the Performance Share Agreement attached hereto (the “Agreement”), as follows:

Participant:	_________________	Employee ID:	_________________
Grant Date:	_________________	Grant No.:	_________________
Target Number of Performance Shares:	_________________, subject to adjustment as provided by the Agreement.
Pre-Tax Operating Income Target:	_________________
Performance Period:	Company fiscal years ____, ____ and ____ (beginning ________________ and ending ________________).
Performance Share Vesting Date:
_________________, except as provided by the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant. In addition, and not withstanding anything in the Agreement to the contrary, if the Committee has not certified the level of attainment of Pre-Tax Operating Income during the Performance Period prior to the date set forth in the preceding sentence, then the “Performance Share Vesting Date” shall be the date on which such certification occurs.

Vested Performance Shares:
Provided that the Participant’s Service has not terminated prior to the Performance Share Vesting Date, except as provided by the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant, on the Performance Share Vesting Date the number of Vested Performance Shares (not to exceed the Maximum Number of Performance Shares) shall be determined by multiplying the Target Number of Performance Shares by the Pre-Tax Operating Income Multiplier (as defined by the Agreement).

Settlement Date:
Except as otherwise provided in the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant, as soon as practicable on or after the Performance Share Vesting Date (or such other date on which the Award vests pursuant to Sections 5.4 or 8 of the Agreement), but in any event no later than seventy four (74) days following such date.

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. The Participant acknowledges receipt of a copy of the Plan, the Agreement and the prospectus for the Plan, represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.
LULULEMON ATHLETICA INC.

By:	__________________
__________________

Address:	1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

Attachment:	Performance Share Agreement

LULULEMON ATHLETICA INC.
PERFORMANCE SHARE AGREEMENT

lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Performance Shares (the “Grant Notice”) to which this Performance Share Agreement (the “Agreement”) is attached an Award consisting of Performance Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to Section 10 of the lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
The Participant also acknowledges and agrees that the purpose of this grant of Performance Shares is to compensate the Participant in exchange for contributions made while actively at work. Accordingly, vesting will be deferred for periods of leave in accordance with Section 5.2 below.
1.    DEFINITIONS AND CONSTRUCTION.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a) [“Pre-Tax Operating Income” means the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company for the fiscal year of the Company coinciding with the Performance Period.
(b) “Pre-Tax Operating Income Multiplier” means a number determined as follows:

Percentage of Pre-Tax Operating Income Target Achieved	Pre-Tax Operating Income Multiplier
Less than 85%	0.00%
85%	50.00%
100%	100.00%
Equal to or greater than 115%	150.00%

The Pre-Tax Operating Income Multiplier for percentages of Pre-Tax Operating Income Target achieved falling between the percentages set forth in the table above shall be determined by linear interpolation.
1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the

Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3.    THE AWARD.
3.1 Grant of Performance Shares. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Performance Shares which shall not exceed the Maximum Number of Performance Shares set forth in the Grant Notice, subject to adjustment as provided in Section 9. The number of Performance Shares, if any, ultimately earned by the Participant, shall be that number of Performance Shares which become Vested Performance Shares. Except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, this Award is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Performance Share Awards, which terms and provisions are incorporated herein by this reference.
3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance Shares or the Stock issued upon settlement of the Performance Shares, the consideration for which shall be past Services actually rendered and/or future Services to be rendered to a Participating Company. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past Services rendered having a value not less than the par value of the Stock issued upon settlement of the Performance Shares.
4.    CERTIFICATION OF THE COMMITTEE.
4.1 Level of Pre-Tax Operating Income Attained. As soon as practicable following completion of the Performance Period, and in any event prior to the Performance Share Vesting Date, the Committee shall certify in writing the level of attainment of Pre-Tax Operating Income during the Performance Period and the resulting number of Performance Shares which shall become Vested Performance Shares on the Performance Share Vesting Date, subject to the Participant’s continued Service until the Performance Share Vesting Date, except as otherwise provided by Section 5. The Company shall promptly notify the Participant of the determination by the Committee.
4.2 Adjustment to Pre-Tax Operating Income for Extraordinary Items. The Committee shall adjust Pre-Tax Operating Income, as it deems appropriate, to exclude the effect (whether positive or negative) of any of the following occurring after the grant of the Award: (a) a change in accounting standards required by generally accepted accounting principles or (b) any extraordinary, unusual or nonrecurring item. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Pre-Tax Operating Income in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.
5.    VESTING OF PERFORMANCE SHARES.
5.1 In General. Except as provided by this Section 5 and Section 8, the Performance Shares shall vest and become Vested Performance Shares as provided in the Grant Notice and certified by the Committee.
5.2 Effect of Leave of Absence. Unless otherwise required by law, in the event that the Participant has taken in excess of thirty (30) days in a leave or leaves of absence during the period beginning on the Grant Date and ending on the Performance Share Vesting Date, the Performance Share Vesting Date will be deferred for a period of time equal to the duration of such leave or leaves of absence.
5.3 Termination for Cause or Voluntary Termination. In the event of the termination of the Participant’s Service for Cause or for any other reason other than death, Disability, Retirement, or termination by the Company without Cause prior to the Performance Share Vesting Date, the Participant shall, subject to applicable laws, forfeit and the Company shall automatically reacquire all of the Performance Shares subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
5.4 Termination by Reason of Death. In the event of the death prior to the Performance Share Vesting Date, then on the date of such death a number of Performance Shares shall become Vested Performance Shares equal to 100% of the Target Number of Performance Shares.
5.5 Termination by Reason of Disability. In the event of the termination of the Participant’s Service by reason of Disability prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date a number of Performance Shares shall become Vested Performance Shares equal to that number of Performance Shares that would have become Vested Performance Shares had no such termination of Service occurred.
5.6 Termination Without Cause.
(a) In the event of the termination of the Participant’s Service without Cause more than twelve (12) months before the end of the Performance Period, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance Shares subject to the Award, subject to applicable laws. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
(b) In the event of the termination by the Company of the Participant’s Service without Cause less than or equal to twelve months before the end of the Performance Period, then on the Performance Share Vesting Date the number of Performance Shares that shall become Vested Performance Shares shall be determined by multiplying (i) that number of Performance Shares that would have become Vested Performance Shares had no such termination occurred by (ii) a percentage equal to the ratio of the number of full months of the Participant’s Service during the Performance Period to the number of full months contained in the Performance Period.
(c) Termination of the Participant’s Service without Cause shall be considered to have occurred on the date on which any notice of termination given by the applicable Participating Company, is stated to be effective (notwithstanding any statutory, contractual or common law period of notice of termination or compensation in lieu of such notice, to which the Participant may be entitled). For greater certainty, the Participant’s Service shall not include any period following termination of Service during which the Participant is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice.
5.7 Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date the number of Performance Shares that shall become Vested Performance Shares shall be determined by multiplying (a) that number of Performance Shares that would have become Vested Performance Shares had no such termination occurred by (b) a percentage equal to the ratio of the number of full months of the Participant’s Service during the Performance Period to the number of full months contained in the Performance Period.
5.8 Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in Sections 5.5, 5.6(b), or 5.7 to the contrary, if, following the Participant’s termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule prior to the Performance Share Vesting Date, then all of the Performance Shares shall be treated as unvested and forfeited as of the date on which such violation occurs. In addition, effective upon any violation described above, any Performance Shares which have become Vested Performance Shares following the Participant’s termination of Service shall be forfeited by the Participant and any Stock retained by such Participant shall be returned to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares (including, but not limited to shares subject to Section 7.2), then the Participant shall remit the Fair Market Value of the shares on the date the Participant disposed of them.
5.9 Forfeiture of Unvested Performance Shares. Except as otherwise provided by this Section 5 or Section 8, on the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all Performance Shares subject to the Award which have not become Vested Performance Shares. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
6.    SETTLEMENT OF THE AWARD.
6.1 Issuance of Stock. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Performance Share one (1) share of Stock. Shares issued in settlement of Performance Shares shall be subject to any restrictions as may be required pursuant to Section 6.3, Section 7 or the Trading Compliance Policy.
6.2 Beneficial Ownership of Shares of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 6.2, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3 Restrictions on Grant of the Award and Issuance of Stock. The grant of the Award and issuance of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations including, without limitation the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4 Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Performance Shares shall be rounded up to the nearest whole number.
7.    TAX MATTERS.
7.1 Responsibility for Taxes. Notwithstanding any contrary provision of this Agreement, the Company shall have no obligation to process the settlement of the Award or to deliver shares of Stock unless and until satisfactory arrangements (as determined by the Company) will have been made by Participant with respect to the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant including, without limitation, in connection with the grant, vesting or settlement of the Award, the subsequent sale of Performance Shares acquired under the Plan and/or the receipt of any dividends on such Performance Shares which the Company determines must be withheld (“Tax-Related Items”). If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time of the Award settlement, Participant acknowledges and agrees that the Company may refuse to deliver the Performance Shares if such amounts are not delivered at the time of settlement. Participant authorizes the Company and/or the

Subsidiary to withhold any Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid to Participant by the Company and/or the Subsidiary or from proceeds of the sale of Performance Shares. Further, if Participant is subject to tax in more than one jurisdiction between the date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or Subsidiary employer, or former employer, as applicable, may be required to withhold or account for tax in more than one jurisdiction. Regardless of any action of the Company or the Subsidiary, Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Subsidiary. Participant further acknowledges that the Company and the Subsidiary (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.
7.2 Withholding in Shares. Subject to applicable law, the Company shall require the Participant to satisfy Tax-Related Items by deducting from the shares of Stock deliverable to the Participant in settlement of the Award a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such Tax-Related Items determined by the applicable minimum statutory withholding rates.
8.    CHANGE IN CONTROL.
8.1 Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to the Performance Share Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 8.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Performance Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock of the Company on the effective date of the Change in Control was entitled for each Performance Share subject to an Award. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the Target Number of Performance Shares shall be accelerated in full and such Performance Shares shall be deemed Vested Performance Shares effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) share of Stock for each Vested Performance Share determined in accordance with this Section 8.1. The vesting of Performance Shares and settlement of the Award that was permissible solely by reason of this Section 8.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Target Number of Performance Shares subject to such Award in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in Control for each such Performance Share (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
8.2 Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Participant’s Service ceases as a result of a Termination After Change in Control (as defined below), the Target Number of Performance Shares shall become Vested Performance Shares and the Award shall be settled promptly following such event.

(a) “Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
(i) Termination of the Participant’s Service with the Participating Company Group or such successor without Cause; or
(ii) The Participant’s resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service with the Participating Company Group (or its successor) which (A) is for Cause; (B) is a result of the Participant’s death or disability; (C) is a result of the Participant’s voluntary termination of such relationship other than for Good Reason; or (D) occurs prior to the effectiveness of a Change in Control.
(b) “Good Reason” shall mean any one or more of the following:
(i) Without the Participant’s written consent, a material adverse change in the Participant’s duties and responsibilities as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
(ii) Without the Participant’s written consent, the relocation of the Participant’s principal place of Service to a location that is more than fifty (50) miles from the Participant’s principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii) Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company (or its successor) of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
9.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares, appropriate and proportionate adjustments shall be made in the number of Performance Shares subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Performance Shares acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Performance Shares originally acquired hereunder. Any fractional Performance Share or share of Stock resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.    RIGHTS AS A STOCKHOLDER.
The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.
11.    LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
12.    COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
12.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
12.2 Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of the Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.
12.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
12.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
13.    SERVICE CONDITIONS. In accepting the Award, the Participant acknowledges and agrees that:
(a) Any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to vesting of Performance Shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under applicable laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(d) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(e) The Participant’s participation in the Plan shall not create a right to further Service with the Company or an Subsidiary and shall not interfere with the ability of with the Company or Subsidiary to terminate the Participant’s Service at any time, with or without cause, subject to applicable laws.
(f) The Participant is voluntarily participating in the Plan.
(g) The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or Subsidiary and which is outside the scope of the Participant’s employment contract, if any.
(h) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(i) In the event that the Participant is not an employee of the Company or Subsidiary, the Award grant will not be interpreted to form an employment contract or relationship with such entity that does not otherwise exist.
(j) The future value of the Performance Shares is unknown and cannot be predicted with certainty. The value of the Performance Shares may increase or decrease.
(k) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or Performance Shares and the Participant irrevocably releases the Company and Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.
14.    DATA PRIVACY CONSENT. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Performance Shares or directorships held in the Company, details of all Awards or any other entitlement to Performance Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different including less stringent data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Performance Shares acquired pursuant to the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.
15.    MISCELLANEOUS PROVISIONS.
15.1 Termination or Amendment. The Committee may terminate or amend the Plan at any time. No amendment or addition to this Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation (including, but not limited to Section 409A), may be made without the consent of the Participant.
15.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Performance Shares subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
15.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
15.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 15.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 15.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.6(a).
15.6    Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement.
15.7 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
15.8 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
15.9 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ADDITIONAL TERMS AND CONDITIONS OF
LULULEMON ATHLETICA INC.
PERFORMANCE SHARE AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2014 EQUITY INCENTIVE PLAN

This Appendix includes additional terms and conditions that govern the Performance Shares granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Performance Shares vests or the Shares are issued under the Plan.
The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA
Notifications
Securities Law Information.
The offering and resale of Performance Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Terms and Conditions
Australian Securities Laws.
If Participant acquires Performance Shares under the Plan and resells them in Australia, he or she may be required to comply with certain Australian securities law disclosure requirements.
Foreign Exchange.
Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the Performance Shares or subsequent sale of the Performance Shares and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.

CHINA
Terms and Conditions
Mandatory Immediate Sale upon Vesting of Performance Shares.
Notwithstanding any provisions in the Plan to the contrary, unless the Company determines otherwise the Performance Shares shall be immediately sold upon issuance following the settlement of the Award. A broker, agent or other third party approved by the Company will immediately sell all of such Performance Shares, use the proceeds to pay any applicable fees and/or taxes and remit the balance to the Participant in cash.
Notification
Special Administration in China.
The grant of the Award, and the Grantee’s ability to receive Vested Performance Shares upon settlement of the Award shall all be contingent upon the Company or the Subsidiary obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the Performance Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Performance Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. The Participant may contact his or her local HR office for more details about the SAFE approved bank account.

HONG KONG
Notification
Securities Law Notice.
The Performance Shares issued upon settlement of the Award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Performance Shares are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Participant should obtain independent professional advice.

NEW ZEALAND
Notification
Securities Law Notice.
The Participant is being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via website or hard copy.
A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.

The Participant is encouraged to read the provided materials carefully before making a decision whether to participate in the Plan. When reading these materials, the Participant should note that all references to the exercise price are listed in U.S. dollars. In addition, the Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.

UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability.
The following provision supplements Section 7 (Responsibility for Taxes) of the Agreement:
The Participant agrees that the Company or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Participant's participation in the Plan is not made by the Participant to the Employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement. Notwithstanding the foregoing, the Participant understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, The Participant understands that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the Employer may recover from the Participant by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Participant is an executive office or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer's NICs, as defined below) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of any NICs due on this additional benefit.

Notification
Securities Disclaimer.
Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Performance Shares are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

TAIWAN
Notification
Securities Disclaimer.
Neither the Plan nor the Performance Shares are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.